ADMINISTRATION AGREEMENT


      Agreement made as of May 31, 1997, as amended May 15, 2002 and June 1, 2004, between VAN KAMPEN CALIFORNIA QUALITY MUNICIPAL TRUST, a Massachusetts business trust (the "Fund"), and VAN KAMPEN FUNDS INC., a Delaware corporation (the "Administrator").

      WHEREAS, the Fund intends to operate as a closed-end management investment company, and is so registered under the Investment Company act of 1940, as amended (the "1940 Act");

      WHEREAS, the Fund has authorized the issuance of its common shares of beneficial interest, par value $.01 per share (the "Common Shares") and a class of preferred shares of beneficial interest with preference rights, the relative rights, terms and preferences of which are to be determined by the Board of Trustees of the Fund (the "Preferred Shares") (holders of the Common Shares and Preferred Shares are referred to collectively herein as the "Shareholders");

      WHEREAS, the Fund wishes to retain the Administrator to provide certain administrative services to the Fund, under the terms and conditions stated below, and the Administrator is willing to provide such services for the compensation set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

       1.     Appointment.    The  Fund   hereby   appoints   the
Administrator to administer the Fund, and the Administrator accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.

      2. Services and Duties of the Administrator. Subject to the supervision of the Fund's Board of Trustees (the "Board"), the Administrator will:

                      (a)    Prepare  and  assemble  all  reports
               required to be sent to the Fund Shareholders, and arrange for the printing and dissemination of such reports to Shareholders;

                     (b)   Assemble  all reports required  to  be
               filed with the Securities and Exchange Commission (the "SEC") on Form N-SAR, or such other form as the SEC may substitute for Form N-SAR, and file such completed form with the SEC;

                      (c)   Arrange  for  the  dissemination   to
               Shareholders of the Fund's proxy materials and oversee the tabulation of proxies by the Fund's transfer agent;

                    (d) Negotiate the terms and conditions under which custodian services will be provided to the Fund and the fees to be paid by the Fund to its custodian (which may or may not be an affiliate of the Fund's investment adviser) in connection therewith;






                    (e) Negotiate the terms and conditions under which dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith; review the provision of dividend disbursing services to the Fund;

                     (f)   Determine  the amounts  available  for
               distribution as dividends and distributions to be paid by the Fund to its Shareholders; prepare and arrange for the printing of dividend notices to Shareholders; and provide the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

                     (g)  Provide Shareholder services to holders
               or  potential  holders  of the  Fund's  securities
               including   but  not  limited  to  responding   to
               Shareholder requests for information;

                     (h)   Assist  in  providing  to  the  Fund's
               independent accountants such information as is necessary for such accountants to prepare and file the Fund's federal income and excise tax returns and the Fund's state and local tax returns;

                     (i)  Assist the Fund's investment adviser in
               monitoring compliance of the Fund's operations with the 1940 Act and with its investment policies and limitations as currently in effect;

                     (j)  In connection with the issuance of  the
               Preferred Shares, calculate, monitor and provide the rating agencies such asset coverage and liquidity reports as the Board deems advisable
               with   respect  to  obtaining  a  rating  on   the
               Preferred Shares;

                     (k)   Oversee the maintenance of the  Fund's
               books and records under Rule 31a-1 under the  1940
               Act by the custodians and accounting agent, as applicable; and

                    (l) Make such reports and recommendations to the Board as the Board reasonably requests or deems appropriate.

     3. Public Inquiries. The Fund and the Administrator agree that the Administrator will not be responsible for replying to questions or requests for information concerning the Fund from Shareholders, brokers or the public. The Fund will inform the Administrator of the party or parties to whom any such questions or requests should be directed, and the Administrator will refer such questions and requests to such party or parties.

      4. Compliance with the Fund's Governing Documents and Applicable Law. In all matters relating to the performance of this Agreement, the Administrator will act in conformity with the Declaration of Trust, By-Laws and registration statements of the Fund and with the directions of the Board and Fund executive officers and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

      5. Service Not Exclusive. The Administrator's services hereunder are not deemed to be exclusive, and the Administrator is free to render administrative or other services to other funds or clients so long as the Administrator's services under this Agreement are not impaired thereby.






      6. Use of Employees of the Investment Adviser. The Fund acknowledges and agrees that the Administrator may, at its own cost, use employees of Van Kampen Asset Management, the Fund's investment adviser, to perform a portion of or all of the services required to be performed by the Administrator hereunder.

      7. Limitation of Liability of the Administrator. The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its Shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

       8. Limitation of Liability of the Trustees and Shareholders of the Fund. Pursuant to the provisions of Article V, Section 5.5 of the Fund's Declaration of Trust as amended or restated as of the date hereof, this Agreement is entered into by the Board not individually, but as trustees under such Declaration of Trust and the obligations of the Fund hereunder are not binding upon any such trustees or Shareholders of the Fund, but bind only the trust estate.

      9. Duration and Termination. This Agreement will become effective upon the date hereabove written and shall continue in effect thereafter until terminated without penalty by the Administrator or the Fund upon 30 days written notice to the other and shall automatically terminate in the event of its assignment as the term is defined in the 1940 Act.

      10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or discharge or termination is sought.

      11. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and 1940 Act, without giving effect to the principles of conflicts of law thereof. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

      12. Miscellaneous. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below, as amended June 1, 2004.



Attest:                       VAN KAMPEN CALIFORNIA QUALITY
                              MUNICIPAL TRUST

/s/ Stefanie V. Chang         /s/ Ronald E. Robison
________________________________
___________________________________________
Stefanie V. Chang                  Ronald E. Robison
                                   Executive Vice President and
                                   Principal Executive Officer

Attest:                       VAN KAMPEN FUNDS INC.

/s/ Mary E. Mullin            /s/ John L. Sullivan
________________________________
____________________________________________
Mary E. Mullin                     John L. Sullivan
                                   Managing Director

VQC 6.04